                                                                    EXHIBIT 99.4

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a director of AlliedSignal Inc. (to be renamed Honeywell International Inc.).

                                                   /s/ Jaime Chico Pardo
                                          --------------------------------------
                                                    Jaime Chico Pardo

July 20, 1999